UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2023

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2014 Champions Gateway

Canton, OH 44708

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 754-3427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 0.064578 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of $10,000,000 Loan Agreement

On October 6, 2023, Hall of Fame Resort & Entertainment Company (the “Company,” “we,” “our,” and “us”), HOF Village Retail I, LLC and HOF Village Retail II, LLC (collectively, “Retail”) and CH Capital Lending, LLC (“Lender”), an affiliate of our director Stuart Lichter, entered into the Second Amendment to Loan Agreement (“Second Amendment”), pursuant to which (i) no interest or principal shall be due and payable from the effective date through the initial maturity date and all interest that accrues during the deferral period shall accrue at the non-default rate and be added to the outstanding principal balance of the loan; (ii) the Loan Agreement was amended to provide that the Company together with Retail (“Borrower”) will have the right to use up to Four Million Dollars ($4,000,000) of the loan proceeds for the purpose of paying the costs of construction of the Hall of Fame Village Waterpark which will be owned by the Company or its affiliates or subsidiaries (the “Permitted Purpose”) provided, that in the event Borrower desires to use more than Four Million Dollars ($4,000,000) for the Permitted Purpose, Borrower must obtain the written consent of Lender; and (iii) the Loan Agreement was amended to provide that so long as loan proceeds are used solely for the Permitted Purpose, Lender waives conditions to loan funding up to the amount of $4,000,000, with any future waiver of conditions to additional loan funding subject to the written consent of Lender.

Limited Waiver of Anti-Dilution Adjustment Rights

On October 6, 2023, the Company and certain of its subsidiaries entered into a Limited Waiver Agreement (the “IRG Affiliates Limited Waiver”) with CH Capital Lending, LLC (“CHCL”), IRG, LLC (“IRG”) and Midwest Lender Fund, LLC (“MLF” and together with CHCL and IRG, the “IRG Investors”), which are affiliates of our director Stuart Lichter, pursuant to which the IRG Investors waived any anti-dilution adjustment right with respect to (i) the exercise price of our Series C Warrants, Series D Warrants, Series E Warrants and Series G Warrants, (ii) the conversion price of Series C Preferred Stock held by CHCL, and (iii) the conversion price of approximately $28.7 million in our indebtedness held by the IRG Investors, in each case solely with respect to offerings under a September 2023 engagement letter with Maxim Group LLC (“Engagement Agreement”). Also on October 5, 2023, the Company entered into a Limited Waiver Agreement (the “JKP Limited Wavier”) with JKP Financial, LLC (“JKP”), pursuant to which JKP waived any anti-dilution adjustment right with respect to (i) the exercise price of our Series F Warrants and (ii) the conversion price of approximately $13.9 million in our indebtedness held by JKP, in each case solely with respect to offerings under the Engagement Agreement.

Modification Agreements

On October 6, 2023, the Company and certain of its subsidiaries entered into a modification agreement with the IRG Investors (the “IRG Investors Modification Agreement”) that defers interest payments from July 1, 2023 until March 31, 2024 (“Deferral Period”) owed under approximately $30.7 million in loan arrangements with such IRG Investors. Also on October 6, 2023, the Company and certain of its subsidiaries entered into a modification agreement with JKP Financial (the “JKP Modification Agreement”) that defers interest payments during the Deferral Period owed under approximately $13.9 million in loan arrangements with JKP.

DoubleTree Finance Transactions

On October 10, 2023, HOF Village Hotel II, LLC (“Hotel II”), a subsidiary of the Company, as borrower, and ErieBank, a division of CNB Bank, a wholly owned subsidiary of CNB Financial Corporation, as lender (“ErieBank”) entered into a Third Amendment to Loan Documents (“Third Amendment to Loan”) and Second Amendment to Promissory Note (“Second Amendment to Note”), with consent from subordinate lienholders Newmarket Project Inc. (“Newmarket”) and the City of Canton, Ohio (“City”), which extended the maturity date of an existing loan with ErieBank from October 13, 2023 to September 13, 2028, reflected a reduction in the outstanding principal balance of the Note from $15,300,000 to $11,000,000 using proceeds from the PACE Bonds and TDD Bonds discussed below, and adjusted the interest rate to 3.5% plus the five year Federal Home Loan Bank Rate of Pittsburgh, with a floor of 7.5% per annum. In connection with entering into the Third Amendment to Loan and the Second Amendment to Note, Hotel II paid customary fees and expenses.

On October 10, 2023, Hotel II closed on a transaction that included entering into an Energy Project Cooperative Agreement (the “PACE Cooperative Agreement”) among the City of Canton, Ohio (the “City”), the Canton Regional Energy Special Improvement District, Inc., Hotel II, the Development Finance Authority of Summit County (“DFA”), and U.S. Bank Trust Company, National Association (“US Bank"), as trustee. Pursuant to the PACE Cooperative Agreement and a Resolution of the City Council of the City approving the Petition for Special Assessments for Special Energy Improvement Projects (the “Petition”) submitted by Hotel II, the City approved refinance of certain special energy improvements related to the hotel located in downtown Canton. DFA agreed to issue Jobs & Improvement Fund Program Taxable Revenue Bonds, Series 2023B (the “PACE Bonds”) in the original principal amount of $2,760,000. Hotel II agreed to pay special assessments levied on the property and to make certain minimum service payments with respect to the property equal to such special assessments, which payments are in the amount of all debt service and related charges in connection with the PACE Bonds. The PACE Bonds have a maturity date of May 15, 2040 and shall bear interest at the rate of 6.625% calculated on the basis of a 360-day year consisting of 12 months of 30 days each on May 15 and November 15 of each year commencing on November 15, 2023.

On October 10, 2023, Hotel II closed on a transaction that included entering into a Tourism Development District Cooperative Agreement (the “TDD Cooperative Agreement”) among the City of Canton, Ohio (the “City”), Hotel II, Cleveland-Cuyahoga County Port Authority (“CCCPA”), and Huntington National Bank, as trustee. Pursuant to the TDD Cooperative Agreement, the CCCPA agreed to issue its Port of Cleveland Bond Fund Taxable Development Revenue Bonds, Series 2023B (“TDD Bonds”) in the original principal amount of $3,445,000. The TDD Bonds are primarily payable from tourism development district revenues (“TDD Revenues”) derived from gross receipts and hotel tax. Hotel II also agreed to make minimum service payments to HNB, as trustee, with respect to improvements on the property in accordance with the terms of the TDD Declaration in the event of a shortfall in TDD Revenues. CCCPA has agreed to pledge the TDD revenue and any minimum service payments to HNB to secure debt service charges on the bonds. The Series TDD Bonds shall mature on May 15, 2044 and shall bear interest payable on each May 15 and November 15, commencing May 15, 2024 at the interest rate equal to 6.875% per annum. The Bond Reserve Deposit of 10% of the proceeds from the TDD Bonds was paid from the proceeds of the TDD Bonds.

Underwriting Agreement

On October 11, 2023, the Company entered into a underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC (“Maxim” or the “Underwriter”), relating to a firm commitment public offering of (a) 750,000 shares of our common stock (the “Common Stock”), $0.0001 par value per share (the “Common Stock”) and (b) warrants to purchase up to 750,000 shares of Common Stock, at an exercise price of $3.75 per share (the “Warrants”), at an aggregate price of $3.75 per share and accompanying Warrant. Following closing, the Warrant is exercisable at $3.75 per share for a five-year period. Under the terms of the Underwriting Agreement, we granted the Underwriters a 45-day option an option to purchase up to an additional 112,500 shares of Common Stock and Warrants from us. The closing of the offering is scheduled to take place on October 13, 2023.

The gross proceeds to us from the sale of the shares of Common Stock and Warrants before deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $2.8 million. We intend to use the net proceeds for working capital and general corporate purposes to support ongoing business operations.

The Underwriting Agreement includes customary representations, warranties and covenants, and customary conditions to closing, expense and reimbursement obligations and termination provisions. Additionally, under the terms of the Underwriting Agreement, we have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make with respect to these liabilities.

The shares of Common Stock and Warrants sold by us have been registered pursuant to a registration statement on Form S-3 (File No. 333-259242), which the Securities and Exchange Commission (the “Commission”) declared effective on September 14, 2021. A final prospectus supplement and accompanying base prospectus relating to the offering were filed with the Commission on October 11, 2023.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of the legal opinion of Hunton Andrews Kurth LLP related to the validity of the shares of Common Stock and Warrants sold in the offering is filed as Exhibit 5.1 hereto. We do not intend to list the Warrants sold in this offering on any securities exchange or other trading market.

Warrant Agency Agreement

On October 13, 2023, prior to the closing of the offering, the Company will enter into a warrant agency agreement (the “Warrant Agency Agreement”) with Continental Stock Transfer & Trust Company (“Continental”), to serve as the Company’s warrant agent for the Warrants. Upon the closing of the offering, Continental will issue the Warrants. The Warrants are exercisable upon issuance and expire five years from the date they first became exercisable. The foregoing description of the Warrant Agency Agreement and Form of Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agency Agreement and Form of Warrant, which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference.

Equity Distribution Agreement Amendment

On October 6, 2023, prior to the Company’s entry into the Underwriting Agreement, the Company and Maxim and Wedbush Securities, Inc. (“Wedbush”) entered into an Amendment No. 1 to the Equity Distribution Agreement, dated as of September 30, 2021, among the Company and Maxim and Wedbush (the “Equity Distribution Agreement Amendment”) pursuant to which the Company may offer and sell shares of Common Stock from time to time through Maxim and Wedbush in an “at the market offering” (the “ATM Facility”). The Equity Distribution Agreement Amendment was effective immediately and reduced the maximum aggregate offering price of the Common Stock that the Company may sell under the ATM Facility from $50,000,000 to $39,016,766. A copy of the Equity Distribution Agreement Amendment is attached as Exhibit 1.2 hereto and is incorporated herein by reference. The foregoing description of the Equity Distribution Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01 Other Events.

On October 11, 2023, the Company posted on its website a letter to shareholders from Michael Crawford, President and Chief Executive Officer, providing an update on recent developments. A copy of the letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
1.1	Underwriting Agreement between the Company and Maxim Group LLC, dated October 11, 2023
1.2	Amendment No. 1 to Equity Distribution Agreement, dated October 6, 2023, by and among Hall of Fame Resort & Entertainment Company, and Maxim Group LLC and Wedbush Securities Inc.
4.1	Form of Warrant Agency Agreement by and between Hall of Fame Resort & Entertainment Company and Continental Stock Transfer & Trust Company including Form of Warrant
4.2	Form of Warrant
5.1	Opinion of Hunton Andrews Kurth LLP
23.1	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1)
99.1	Letter to Shareholders dated October 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: October 12, 2023

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